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                          EIGHTEENTH AMENDMENT TO LEASE

      THIS EIGHTEENTH AMENDMENT TO LEASE (this "Eighteenth Amendment"), is made as of the 1st day of October, 1998, by and between SAGE REALTY CORPORATION, a New York corporation, having its principal office at 777 Third Avenue, New York, New York 10017, as Agent for the owner of the building hereinafter mentioned (Sage Realty Corporation, as Agent, with its successors and assigns acting in such capacity, being referred to herein as "Landlord"), and GREY ADVERTISING INC., a Delaware corporation, having its principal office at 777 Third Avenue, New York, New York 10017 (being referred to herein as "Tenant").

                              W I T N E S S E T H:

      WHEREAS, Melvyn Kaufman and J. D. Weiler (predecessor-in-interest to Landlord), as landlord, and Tenant, as tenant, entered into that certain Lease, made as of July 1, 1978 (the "Original Lease"), which was thereafter amended by various amendments, the last of which was a certain Seventeenth Amendment to Lease (the "Seventeenth Amendment"; and the Original Lease, as amended through and including the Seventeenth Amendment, being hereinafter collectively referred to as the "Lease"), dated February 3, 1998 (including for this purpose a certain Amendment to Schedule 1 of the Seventeenth Amendment to Lease, made as of the l4th day of May, 1998, by and between Landlord and Tenant), for space (the "Leased Premises") in the building known as 777 Third Avenue, New York, New York 10017 (the "Building"); and

      WHEREAS, the parties have agreed to amend the Lease to add certain spaces in the basement and in the loading dock area of the Building to the Leased Premises, all upon the terms and conditions herein set forth.

                               A G R E E M E N T:

      NOW, THEREFORE, in consideration of the foregoing, Landlord, and Tenant agree as follows:

            1. All capitalized terms used herein shall have the same meanings ascribed to them in the Lease, unless otherwise herein indicated, or unless the context hereof shall otherwise require.

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            2. The Lease is modified to reflect the addition to the Leased
Premises as part of the Basement Space of the space in the loading dock area of the Building (the "Additional Loading Dock Area") effective as of June 15, 1998 (the "Additional Loading Dock Area Effective Date") as shown on the hatched area on Schedule "A" annexed hereto and made a part hereof on all relevant covenants, conditions and agreements of the Lease, as modified hereby, and on the following additional terms and conditions:

                  (i) The Rentable Space Footage of the Additional Loading Dock Area for purposes of the Lease, as modified hereby, shall be deemed to be 65.

                  (ii) During the period from the Additional Loading Dock Area Effective Date and continuing throughout the Term, the fixed minimum rent payable pursuant to Section 3.01 of the Lease solely for the Additional Loading Dock Area shall be at the annual rate of ONE THOUSAND ONE HUNDRED SEVENTY AND 00/100 DOLLARS ($1,170.00) and which fixed minimum rent amount shall on each anniversary of the date hereof commencing with the first such anniversary be increased by an amount equal to three percent (3%) of the fixed minimum rent payable for the preceding year, and shall be payable in equal monthly installments in advance on the first day of each month occurring during such period.

                  (iii) The Additional Loading Dock Area may be used for storage only and/or as a part of Tenant's existing messenger center in accordance with the provisions of paragraph 4 of the Sixteenth Amendment of the Lease, made as of April 28, 1989, by and between Landlord and Tenant.

                  (iv) The Additional Loading Dock Area was leased and delivered to Tenant "as is" in its then vacant condition or in the condition in which the same was upon removal by the preceding tenant or occupant, if any, as the case may be, and Landlord is not required to perform any work, furnish any materials or give Tenant any rent credit, rent abatement or work allowance or any sum of money in connection with the addition of such space.

            3. Effective as of the "Additional Basement Space. Effective Date" (as hereinafter defined), the Lease is modified to add to the Leased Premises as part of the Basement Space the space in the basement area of the Building known as Unit B1 (the "Additional Basement Space") as shown on the hatched area on Schedule "B" annexed hereto and made a part hereof on all

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relevant covenants, conditions and agreements of the Lease, as modified hereby, and on the following additional terms and conditions:

                  (i) The Rentable Square Footage of the Additional Basement Space for purposes of the Lease, as modified hereby, shall be deemed to be 252.

                  (ii) During the period from the date hereof and continuing throughout the Term, the fixed minimum rent payable pursuant to Section 3.01 of the Lease solely for the Additional Basement Space shall be FOUR THOUSAND FIVE HUNDRED THIRTY-SIX AND 00/100 DOLLARS ($4,536.00), and which fixed minimum rent amount shall on each anniversary of the date hereof commencing with the first such anniversary be increased by an amount equal to three percent (3%) of the fixed minimum rent payable for the preceding year, and shall be payable in equal monthly installments in advance on the first day of each month occurring during such period.

                  (iii) The Additional Basement Space shall be leased and delivered to Tenant "as-is" in the condition in which the same shall be upon removal by the preceding tenant or occupant, if any, and Landlord is not required to perform any work, furnish, any materials or give Tenant any rent credit, rent abatement or work allowance or any sum of money in connection with the addition of such space.

            4. The effectiveness of this Amendment as it relates to the Additional Basement Space is subject to and expressly conditioned upon the effectiveness of that certain Partial Surrender and Termination of Lease being entered into by NHS National Health Services Inc. ("NHS") (the current tenant of the Additional Basement Space) and the surrender of such space to Landlord by NHS on or before October 1, 1998 (the date of the satisfaction of both such conditions being herein referred to as the "Additional Basement Space Effective Date"), and in the event that the same shall not become effective and have occurred, then this Eighteenth Amendment shall automatically be deemed null and void as to the Additional Basement Space only and Landlord and Tenant shall be relieved of any and all obligations hereunder relating thereto.

            5. Each of Landlord and Tenant covenants, represents and warrants that it has had no dealings or communications with any broker or agent in connection with the consummation of this Agreement, other than SageGroupAssociates Inc. ("SGA"), and each party indemnifies the other from and against any and all cost,

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expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any other broker or agent, claiming to have dealt with it with respect to this Agreement or the negotiation thereof. Landlord shall pay SGA the commission, if any, pursuant to a separate agreement.

            6.This Eighteenth Amendment may not be changed, amended or modified in any manner other than by an agreement in writing specifically referring to this Eighteenth Amendment and executed by Landlord and Tenant.

            7. The provisions of this Eighteenth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            8. The provisions of this Eighteenth Amendment shall be construed in accordance with the laws of the State of New York.

            9. Except as modified hereby, the Lease remains unmodified and in full force and effect.

      IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the day and year first above written.

                                        LANDLORD:

                                        SAGE REALTY CORPORATION, as Agent
                                          (in its capacity as Landlord)

                                        By: /s/ Rob Kaufman
                                           -------------------------------------
                                        Name: Rob Kaufman
                                        Title: Executive Vice President
                                               10/22/98


                                        TENANT:

                                        GREY ADVERTISING INC.

                                        By: /s/ [ILLEGIBLE]
                                        Name:
                                        Title:
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                                  SCHEDULE "A"

                 (Plan Showing the Additional Loading Dock Area
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                                  SCHEDULE "B"

                   [Plan showing the Additional Basement Space
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